UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

The information provided in Item 2.02 and Item 9.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 9.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 1.01 Entry in a Material Definitive Agreement

On December 21, 2012, Bioanalytical Systems, Inc. (the "Company") executed an Amendment (“Amendment”) to its line of credit agreement with Entrepreneur Growth Capital LLC.  The Amendment reduced the minimum tangible net worth covenant requirement to $8.0 million, effective January 1, 2013, and waived all non-compliances with this covenant through December 31, 2012.

The foregoing discussion of the Amendment is entirely qualified by reference to the text of the Amendment, which is attached as Exhibit 10.1, and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Entrepreneur Growth Capital LLC, dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: December 28, 2012	By:	/s/Jacqueline M. Lemke
Jacqueline M. Lemke
Interim President and Chief Executive Officer and
Chief Financial Officer and Vice President—Finance

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Entrepreneur Growth Capital LLC, dated December 21, 2012.